PRUDENTIAL MONEYMART ASSETS, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                                      August 22, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential MoneyMart Assets, Inc.
                  File No. 811-2619


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended June 30, 2003. The enclosed is being filed electronically via the
EDGAR System.



                                                         Yours truly,


                                               /s/ Jonathan D. Shain
                                                   Jonathan D. Shain
                                                           Secretary

Enclosure





         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 22nd day of August 2003.



	Prudential MoneyMart Assets, Inc.



Witness: /s/ Floyd L. Hoelscher		    By: /s/Jonathan D. Shain
Floyd L. Hoelscher	Jonathan D. Shain
Secretary








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